Exhibit 1.1

Execution Version

PURCHASE AGREEMENT

March 22, 2013

WELLS FARGO SECURITIES, LLC

As Representative of the Initial Purchasers

Set forth on Schedule A hereto

301 S. College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

Introductory.  Exterran Partners, L.P., a Delaware limited partnership (the “Partnership”) and EXLP Finance Corp., a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), propose, upon the terms and conditions set forth in this agreement (this “Agreement”) to issue and sell to Wells Fargo Securities, LLC (“Wells Fargo”) and the other several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $350,000,000 aggregate principal amount of the Issuers’ 6% Senior Notes due 2021 (the “Notes”).  Wells Fargo has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

Exterran General Partner, L.P., a Delaware limited partnership (the “General Partner”), is the sole general partner of the Partnership.  Exterran GP LLC, a Delaware limited liability company (“GP LLC”), is the sole general partner of the General Partner.  The Partnership is the sole member of EXLP Operating LLC, a Delaware limited liability company (“EXLP Operating”), and EXLP Operating is the sole member of EXLP Leasing, LLC, a Delaware limited liability company (“EXLP Leasing”).  The Issuers, EXLP Operating and EXLP Leasing are sometimes individually referred to herein as a “Partnership Entity,” and they are sometimes collectively referred to herein as the “Partnership Entities.”

The Notes will be issued pursuant to an indenture, to be dated as of March 27, 2013 (the “Indenture”), among the Issuers, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The Notes will be issued initially only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Issuers, the Trustee and the Depositary.

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of March 27, 2013 (the “Registration Rights Agreement”), among the Issuers, the Guarantors and the Initial Purchasers, pursuant to which the Issuers and the Guarantors will agree to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Issuers with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its commercially reasonable efforts to cause such registration statements to be declared effective.  All references herein to the Exchange Notes and the Exchange Offer are only applicable if the Issuers and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) EXLP Operating and EXLP Leasing (the “Initial Guarantors”) and (ii) any subsidiary of the Partnership formed or acquired after the Closing Date that is required to guarantee the Notes in accordance with the terms of the Indenture, and their respective successors and assigns (together with the Initial Guarantors, the “Guarantors”), pursuant to their guarantees (the “Guarantees”).  The Notes and the related Guarantees are herein collectively referred to as the “Securities”; and the Exchange Notes and the related Guarantees are herein collectively referred to as the “Exchange Securities.

This Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities and the Indenture are referred to herein as the “Transaction Documents.”

The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (as defined below) (the first time when sales of the Securities are made is referred to as the “Time of Sale”).  The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Issuers have prepared and delivered to the Initial Purchasers copies of a Preliminary Offering Memorandum, dated March 18, 2013 (the “Preliminary Offering Memorandum”),

and have prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated March 22, 2013 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities.  The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.”  Promptly after this Agreement is executed and delivered, the Issuers will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Issuers and the Initial Guarantors hereby confirm their agreements with the Initial Purchasers as follows:

SECTION 1.                            Representations and Warranties.  Each of the Issuers and the Initial Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)                                 No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)                                 No Integration of Offerings or General Solicitation.  None of the Issuers, their respective affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”) or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuers and the Initial Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United

States or to any United States citizen or resident, any security that is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Issuers, their respective Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuers and the Initial Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuers, their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers and the Initial Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuers and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers and the Initial Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)                                  Eligibility for Resale under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)                                 The Pricing Disclosure Package and Offering Memorandum.  Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be.  The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A.

(e)                                  Issuer Additional Written Communications.  The Issuers have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any “written communication” (as defined in rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a).  Each such communication by the Issuers or their respective agents and representatives (other than the Initial Purchasers in their capacity as such) pursuant to clause (iii) of the preceding sentence (each, an “Issuer Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Issuer Additional Written Communication made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representative expressly for use in any Issuer Additional Written Communication.

(f)                                   Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(g)                                  The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Issuers and the Initial Guarantors.

(h)                                 The Registration Rights Agreement and DTC Agreement.  The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and (assuming the due authorization and valid execution and delivery thereof by the Initial Purchasers) will constitute a valid and binding agreement of, the Issuers and the Initial Guarantors, enforceable against the Issuer and the Initial Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”) and except as rights to indemnification may be limited by applicable law.  The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and (assuming the due authorization and valid execution and delivery thereof by the Depositary) will constitute a valid and binding agreement of, the Issuers, enforceable against the Issuers in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and except as rights to indemnification may be limited by applicable law.

(i)                                     Authorization of the Notes, the Guarantees and the Exchange Notes.  The Notes to be purchased by the Initial Purchasers from the Issuers will on the Closing Date be in substantially the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture.  The Exchange Notes have been duly authorized for issuance by the Issuers, and, when validly executed and delivered by the Issuers and duly authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture.  The Guarantees of the Notes and the Guarantees of the Exchange Notes have been duly authorized for issuance pursuant to this Agreement and the Indenture; when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Initial Guarantors; and, when the Exchange Notes have been authenticated in the manner provided for in the Indenture and issued and delivered in accordance with the Registration Rights Agreement, the Guarantees of the Exchange Notes will constitute valid and binding agreements of the Initial Guarantors, in each case, enforceable against each Initial Guarantor in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture.

(j)                                    Authorization of the Indenture.  The Indenture has been duly authorized by the Issuers and the Initial Guarantors and, at the Closing Date, will have been duly executed and delivered by the Issuers and the Initial Guarantors and (assuming the due authorization and valid execution and delivery thereof by the Trustee) will constitute a valid and binding agreement of the Issuers and the Initial Guarantors, enforceable against the Issuers and the Initial Guarantors in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(k)                                 Description of the Transaction Documents.  The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(l)                                     No Material Adverse Change.  Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities, whether or not arising in the ordinary course of business, that would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities, considered as one enterprise (any such change is called a “Material Adverse Change”); (ii) the Partnership Entities, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Partnership or, except for dividends paid to the Partnership or other subsidiaries, any of its subsidiaries on any class of capital stock  or other ownership interest or repurchase or redemption by the Partnership Entities of any class of capital stock or other ownership interest.

(m)                             Independent Accountants.  Deloitte & Touche LLP has audited certain historical consolidated financial statements of the Partnership and is an independent registered public accounting firm with respect to the Partnership Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(n)                                 Preparation of the Financial Statements.  The historical financial statements included or incorporated by reference in the Offering Memorandum, together with the related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act and present fairly in all material respects the financial condition, results of operations, cash flows and partners’ capital/net parent equity, as applicable, of the Partnership or the Proposed 2013 Contract Operations Acquisition (as defined in the Partnership’s Current Report on Form 8-K/A filed with the Commission on March 15, 2013) at the dates and for the periods specified and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The pro forma financial statements and the related notes thereto included or incorporated by reference in the Offering Memorandum present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The other financial information included or incorporated by reference in the Offering Memorandum has been derived from the accounting records of the Partnership Entities and presents fairly in all material respects the information shown thereby.  All disclosures included or incorporated by reference in the Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum presents fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o)                                 Formation and Qualification.  Each of the Partnership Entities has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of its jurisdiction of its incorporation or formation, as applicable, and has full corporate, partnership or limited liability company power and authority necessary to own, lease and operate its properties that it owns, leases or operates and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under each of the Transaction Documents to which it is a party.  Each of the Partnership Entities is duly qualified to transact business and is in good standing as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be,  in each other jurisdiction in which such qualification is required, for the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change or subject the limited partners of the Partnership to any material liability or disability.

(p)                                 Power and Authority to Act as a General Partner.  The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Offering Memorandum.  GP LLC has full power and authority to act as general partner of the General Partner in all material respects as described in the Offering Memorandum.

(q)                                 Ownership of GP LLC and EXH GP LP LLC.  Exterran Energy Solutions, L.P., a Delaware limited partnership (“Exterran Energy”), owns all of the issued and outstanding membership interests of GP LLC and EXH GP LP LLC, a Delaware limited liability company (“EXH GP”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of GP LLC (the “GP LLC Agreement”) and EXH GP and are fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Exterran Energy owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”), other than those arising under that certain Senior Secured Credit Agreement, dated as of July 8, 2011, among Exterran Holdings, Inc. (“Holdings”) and the administrative agents, lenders and other agents party thereto (the “EXH Credit Agreement”).

(r)                                    Ownership of General Partner Interest in the General Partner.  GP LLC is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the General Partner (the “GP Partnership Agreement”); and GP LLC owns such general partner interest free and clear of all Liens other than those arising under the EXH Credit Agreement.

(s)                                   Ownership of the Limited Partner Interests in the General Partner.  EXH GP owns a 99.999% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement and is fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and EXH GP owns such limited partner interest free and clear of all Liens other than those arising under the EXH Credit Agreement.

(t)                                    Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership with a 1.991% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (the

“Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens (except for restrictions on transferability as described in the Offering Memorandum or the Partnership Agreement).

(u)                                 Ownership of the Sponsor Units and the Incentive Distribution Rights.  EXH MLP LP LLC (“EXH MLP”) owns 12,495,391 Common Units (as defined below) (collectively, the “Sponsor Units”) and the General Partner owns all the Incentive Distribution Rights (as defined in the Partnership Agreement).  The Sponsor Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and EXH MLP owns the Sponsor Units and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (except for restrictions on transferability as described in the Offering Memorandum or the Partnership Agreement) other than, in the case of EXH MLP’s ownership of the Sponsor Units, those arising under the EXH Credit Agreement.

(v)                                 Ownership of Finance Corp.  The Partnership owns 100% of the capital stock of Finance Corp.; such capital stock has been duly authorized and validly issued in accordance with the charter and bylaws of Finance Corp. (the “Finance Corp. Charter Documents”) and is fully paid and nonassessable; and the Partnership owns such capital stock free and clear of all Liens (except for restrictions on transferability as described in the Offering Memorandum or the Finance Corp. Charter Documents) other than those arising under that certain Amended and Restated Senior Secured Credit Agreement, dated as of November 3, 2010, among EXLP Operating, as borrower, the Partnership, as guarantor, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, Barclays Bank plc and The Royal Bank of Scotland plc, as co-documentation agents, and the lenders party thereto, as amended (the “EXLP Credit Agreement”).

(w)                               Ownership of EXLP Operating.  The Partnership owns all of the issued and outstanding membership interests of EXLP Operating; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of EXLP Operating (the “EXLP Operating Agreement”) and are fully paid (to the extent required by the EXLP Operating Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens other than those arising under the EXLP Credit Agreement.

(x)                                 Ownership of EXLP Leasing.  EXLP Operating owns all of the issued and outstanding membership interests of EXLP Leasing; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of EXLP Leasing (the “EXLP Leasing Agreement”) and are fully paid (to the extent required by the EXLP Leasing Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware

LLC Act); and EXLP Operating owns such membership interests free and clear of all Liens other than those arising under the EXLP Credit Agreement.

(y)                                 No Other Subsidiaries.  Other than (i) GP LLC’s 0.001% general partner interest in the General Partner, (ii) the General Partner’s 1.991% general partner interest in the Partnership, (iii) the General Partner’s ownership of all of the Incentive Distribution Rights, (iv) the Partnership’s ownership of 100% of the capital stock of Finance Corp., (v) the Partnership’s ownership of all of the issued and outstanding membership interests in EXLP Operating, and (vi) EXLP Operating’s ownership of all of the issued and outstanding membership interests in EXLP Leasing, none of GP LLC, the General Partner or any Partnership Entity owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(z)                                  No Conflicts.  None of the issuance or sale of the Notes, the Guarantees, the Exchange Notes or the Exchange Guarantees, the execution, delivery and performance by the Issuers and the Initial Guarantors of the Transaction Documents, the application of the proceeds from the sale of the Notes as described under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum or the consummation of any other transactions contemplated hereby and thereby, (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound (including, without limitation, the EXLP Credit Agreement), (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the EXLP Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or could reasonably be expected to materially impair the ability of any of the Issuers and the Initial Guarantors to consummate the transactions provided for in the Transaction Documents.  For purposes of this Agreement, “Organizational Documents” means (A) in the case of a corporation, its charter and bylaws, (B) in the case of a limited or general partnership, its partnership certificate, certificate of partnership or similar organizational document and its partnership agreement and (C) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement.

(aa)                          No Violations.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body, domestic or foreign, having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with the issuance and sale of the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees, the execution, delivery and performance by the Issuers and the Initial Guarantors of the Transaction Documents, the application of the proceeds from the sale of the Notes as described under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum or the consummation of any other transactions contemplated hereby and thereby, except (i) for such consents that have been, or prior to the Closing Date will be, obtained, (ii) for the filing of a registration statement by the Issuers with the Commission pursuant to the Securities Act and the qualification of the Indenture under the Trust Indenture Act as required by the Registration Rights Agreement, (iii) such consents as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Notes by the Initial Purchasers (iv) such filings required to be made under the Exchange Act, (v) such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or could not reasonably be expected to materially impair the ability of any of the Issuers or the Initial Guarantors to perform their obligations under the Transaction Documents and (vi) as disclosed in the Pricing Disclosure Package and the Offering Memorandum.

(bb)                          No Defaults.  None of the Partnership Entities is in (i) violation of its Organizational Documents, or of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (ii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event), or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, result in a Material Adverse Change or materially impair the ability of any of the Issuers or the Initial Guarantors to consummate the transactions provided for in the Transaction Documents.

(cc)                            Authorization, Execution, Delivery and Enforceability of Certain Agreements.  The GP LLC Agreement, the GP Partnership Agreement, the Partnership Agreement, the EXLP Operating Agreement and the EXLP Leasing Agreement have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided that the enforceability thereof may be limited by (i) the Enforceability Exceptions and (ii) public policy and an implied covenant of good faith and fair dealing.

(dd)                          Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened against or affecting the Partnership Entities, that is required to be disclosed in the Offering Memorandum

(other than as disclosed therein), or that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, or would materially impair the ability of any of the Issuers to consummate the transactions provided for in the Transaction Documents.

(ee)                            Intellectual Property Rights.  Except for such exceptions that would not reasonably be expected to result in a Material Adverse Change, (i) the Partnership Entities own or possess, have the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them and (ii) the Partnership Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities.

(ff)                              All Necessary Permits, etc.  The Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to own or lease their respective properties and to conduct their respective businesses, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Change; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Change; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(gg)                            Title to Properties.  Except for such exceptions that would not reasonably be expected to result in a Material Adverse Change, the Partnership Entities have good title to all properties owned by them, in each case, free and clear of all Liens except (i) such Liens as are described in the Offering Memorandum, (ii) any Liens arising under the EXH Credit Agreement or the EXLP Credit Agreement, or (iii) such Liens as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Partnership Entities.

(hh)                          Tax Law Compliance.  Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that if not paid would not have a Material Adverse Change.

(ii)                                  Partnership Entities Not an “Investment Company”.  None of the Partnership Entities is now, and after the sale of the Notes to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Offering Memorandum and the Final Memorandum under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(jj)                                Insurance.  The Partnership Entities are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Partnership Entities have no reason to believe that Holdings or its affiliates will not be able (i) to renew such existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not result in a Material Adverse Change.

(kk)                          No Price Stabilization or Manipulation.  None of the Issuers or any of the Initial Guarantors has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(ll)                                  Solvency.  Immediately after the consummation of the transactions contemplated by this Agreement, (i) the fair value and present fair saleable value of the assets of the Issuers and the Initial Guarantors, on a consolidated basis, will exceed the sum of their stated liabilities and identified contingent liabilities, and (ii) the Issuers and the Initial Guarantors, on a consolidated basis, will not be (A) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted or (B) unable to pay the probable liabilities on their debts as they become absolute and matured.

(mm)                  Accounting Systems.  The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  The Partnership Entities keep and maintain accurate books and records.

(nn)                          Disclosure Controls and Procedures.  The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership (including its subsidiaries) is made known to the Chief Executive Officer and Chief Financial Officer of GP LLC, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; since the date of the most recent audited financial statements of the Partnership included in the Offering Memorandum, the Partnership does not have any material weaknesses in internal controls, and since the date of the most recent audited financial statements of the Partnership included in the Prospectus, there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.  The Partnership is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(oo)                          Regulations T, U, X.  Neither the Issuers nor any Initial Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(pp)                          Compliance with and Liability Under Environmental Laws.  Each of the Partnership Entities (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received, either directly or indirectly, all permits required of them under applicable Environmental Laws to conduct its business as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Change.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated byphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.

(qq)                          ERISA Compliance.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

(“ERISA”), for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability, other than a Multiemployer Plan (each, a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of any presently applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, that would result in a material liability has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 or ERISA, compliance with the minimum funding standard in Section 412 of the Code, whether or not waived, has occurred; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is expected to occur, other than an event for which the 30 day notice period is waived; and (v) neither the Partnership nor any member of the Controlled Group has any unpaid material liability, including withdrawal liability, under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “Multiemployer Plan”, within the meaning of Section 4001(a)(3) of ERISA).

(rr)                                No Labor Disputes.  No labor disturbance by or dispute with employees of any Partnership Entity exists or, to the knowledge of the Issuers, is contemplated or threatened, except as would not reasonably be expected to result in a Material Adverse Change.

(ss)                              Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Partnership Entities or any affiliate of the Partnership Entities, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Partnership Entities or any affiliate of the Partnership Entities, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Offering Memorandum.  There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Partnership Entities or any affiliate of the Partnership Entities to or for the benefit of any of the officers or directors of any Partnership Entity or any affiliate of any Partnership Entity or any of their respective family members.

(tt)                                No Conflict with Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership

Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuers, threatened.

(uu)                          Domestic Operations.  The operations and activities of the Partnership Entities are, and at all times have been, conducted within the United States of America.  The Partnership Entities have no foreign operations or activities.

(vv)                          Statistical and Market-Related Data.  Any statistical, demographic and market-related data included in the Offering Memorandum are based on or derived from sources that the Partnership Entities believe to be reliable and accurate, and all such data included in the Offering Memorandum or the Pricing Disclosure Package accurately reflects the materials upon which it is based or from which it was derived.

(ww)                      No Restrictions on Subsidiaries.  No subsidiary of the Issuers is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Issuers, from making any other distribution on such subsidiary’s capital stock or equity interests, from repaying to the Issuers any loans or advances to such subsidiary from the Issuers or from transferring any of such subsidiary’s properties or assets to the Issuers or any other subsidiary of the Issuers.

SECTION 2.                            Purchase, Sale and Delivery of the Securities.

(a)                                 The Securities.  Each of the Issuers and the Initial Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly to purchase from the Issuers and the Initial Guarantors the aggregate principal amount of Securities set forth opposite their respective names on Schedule A, at a purchase price of 96.519% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b)                                 The Closing Date.  Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Mayer Brown LLP, 700 Louisiana, Suite 3400, Houston, Texas 77002 (or such other place as may be agreed to by the Issuers and Wells Fargo) at 9:00 a.m. New York City time, on March 27, 2013, or such other time and date as Wells Fargo shall designate by notice to the Issuers (the time and date of such closing are called the “Closing Date”).  The Issuers hereby acknowledge that circumstances under which Wells Fargo may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuers or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 17 hereof.

(c)                                  Delivery of the Securities.  On the Closing Date, the Issuers shall deliver, or cause to be delivered, the Notes to Wells Fargo, through the facilities of the Depository, for the accounts of the several Initial Purchasers, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Certificates for the Notes in global form shall be in such denominations as Wells Fargo may designate, shall be registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be delivered to the Trustee as custodian for the Depositary.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)                                 Initial Purchasers as Qualified Institutional Buyers.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuers and Initial Guarantors that:

(i)                  it will offer and sell Securities only to persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A;

(ii)               it is a Qualified Institutional Buyer; and

(iii)            it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3.                            Additional Covenants.  Each of the Issuers and the Initial Guarantors further covenants and agrees with each Initial Purchaser as follows:

(a)                                 Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Issuer Additional Written Communications.  As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Issuers will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement.  The Issuers will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement.  The Issuers will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless Wells Fargo shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement.  Before making, preparing, using, authorizing, approving or distributing any Issuer Additional Written Communication, the Issuers will furnish to Wells Fargo a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which Wells Fargo reasonably objects.

(b)                                 Amendments and Supplements to the Pricing Disclosure Package.  If at any time prior to the Closing Date any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Pricing Disclosure

Package to comply with law, the Issuers and the Initial Guarantors agree to immediately notify the Initial Purchasers thereof, and promptly prepare (subject to Section 3 hereof) and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(c)                                  Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters.  If at any time prior to the later of (x) the Closing Date and (y) the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Issuers and the Initial Guarantors agree to immediately notify the Initial Purchasers thereof, and promptly prepare (subject to Section 3 hereof) and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding, if, in the judgment of the Representative, the Initial Purchasers or any of their affiliates (as such term is defined in the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Securities, the Issuers and the Initial Guarantors agree to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

The Issuers and Initial Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(d)                                 Copies of the Offering Memorandum.  The Issuers agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(i)                                     Blue Sky Compliance.  Each of the Issuers and the Initial Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions reasonably designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  None of the Issuers or any of the Initial Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign partnership, corporation or other entity.  The Issuers will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Issuers and the Initial Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)                                  Use of Proceeds.  The Issuers shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f)                                   The Depositary.  The Issuers will cooperate with the Initial Purchasers and use their reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)                                  Additional Issuer Information.  Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Issuers shall file, on a timely basis, with the Commission and the NASDAQ Global Market all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.  Additionally, at any time when the Partnership is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Issuers shall furnish, at their expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h)                                 Agreement Not To Offer or Sell Additional Securities.  During the period of 60 days following the date hereof, the Issuers will not, without the prior written consent of Wells Fargo (which consent may be withheld at the sole discretion of Wells Fargo), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuers or securities exchangeable for or convertible into debt securities of the Issuers (other than (i) as contemplated by this Agreement, (ii) to register the Exchange Securities, or (iii) any amendment filing (that contains only a base prospectus) to the Partnership’s registration statement on Form S-3, filed with the Commission on March 15, 2013 (File No. 333-187284)).

(i)                                     No Integration.  The Issuers agree that they will not and will cause their respective Affiliates not to make any offer or sale of securities of the Partnership or such Affiliate of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuers to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(i)                                     No General Solicitation or Directed Selling Efforts.  The Issuers agree that they will not and will not permit any of their Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Issuers will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(j)                                    No Restricted Resales.  The Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.

(k)                                 Legended Securities.  Each certificate for a Note will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(i)                                     No Stabilization.  The Issuers, the Initial Guarantors and their respective Affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of the Securities.

The Representative, may, in its sole discretion, waive in writing the performance by the Issuers or any Initial Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.                            Payment of Expenses.  Each of the Issuers and the Initial Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Issuers’ and the Initial Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Issuers, the Initial Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the  provinces of Canada or other jurisdictions reasonably designated by the Representative (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers and the Initial Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Issuers and the Initial Guarantors of their respective other obligations under this Agreement and (ix) all expenses of the Partnership incident to the “road show” for the offering of the Securities, including one-half of the cost of any chartered airplane or other transportation.  Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.                            Conditions of the Obligations of the Initial Purchasers.  The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuers and the Initial Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Issuers of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)                                 Accountants’ Comfort Letter.  On the date hereof, the Initial Purchasers shall have received from Deloitte & Touche LLP, the independent registered public accounting firm for the Partnership, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date.

(b)                                 No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)                  there shall not have occurred any Material Adverse Change the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum; and

(ii)               there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of the Partnership by any “nationally recognized statistical rating organization” as such term is defined in Rule 15c3-1 of the Exchange Act.

(c)                                  Opinion of Counsel for the Issuers.  On the Closing Date the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Date, of Vinson & Elkins, L.L.P., counsel for the Issuers, in form and in substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit A hereto.

(d)                                 Opinion of Counsel for the Initial Purchasers.  On the Closing Date the Initial Purchasers shall have received the favorable opinion of Mayer Brown LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e)                                  Officers’ Certificate.  On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer or President of GP LLC, Finance Corp and each Initial Guarantor and the Chief Financial Officer or Chief Accounting Officer of GP LLC, Finance Corp and each Initial Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i)                  for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)               the representations, warranties and covenants of the Issuers and the Initial Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date;

(iii)            such officers have carefully reviewed the Pricing Disclosure Package and Final Offering Memorandum and, to the best knowledge of such officers,

the representations set forth in Sections 1(d) and 1(e) hereof are true and correct; and

(iv)           each Partnership Entity has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f)                                   Indenture; Registration Rights Agreement.  The Issuers and the Initial Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.  The Issuers and the Initial Guarantors shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received such executed counterparts.

(g)                                  Additional Documents.  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(h)                                 Depositary Eligibility.  The Notes shall be eligible for clearance and settlement through the Depositary.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by Wells Fargo by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.                            Reimbursement of Initial Purchasers’ Expenses.  If this Agreement is terminated by Wells Fargo pursuant to Section 5 or clause (i) of Section 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuers or the Initial Guarantors to perform any agreement herein or to comply with any provision hereof, the Issuers and the Initial Guarantors agree to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.                            Offer, Sale and Resale Procedures.  Each of the Initial Purchasers, on the one hand, and the Issuers and each of the Initial Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)                                 Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)                                 No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)                                  Upon original issuance by the Issuers, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the restrictive legend prescribed in the Indenture and set forth under “Notice to Investors” in the Final Offering Memorandum.

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuers for any losses, damages or liabilities suffered or incurred by the Issuers, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.                            Indemnification.

(a)                                 Indemnification of the Initial Purchasers.  Each of the Issuers and the Initial Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuers), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Wells Fargo) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuers may otherwise have.

(b)                                 Indemnification of the Issuers and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers, each Initial Guarantor, each of their respective directors and each person, if any, who controls the Issuers or any Initial Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuers, any Initial Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Issuers, any Initial Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Issuers, any Initial Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Issuers and the Initial Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Issuers expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in (i) the second sentence of the fourth paragraph, (ii) the second sentence of the seventh paragraph and (iii) the eighth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)                                  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Wells Fargo (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested, in writing, that an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.                            Contribution.  If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Initial Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Initial Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Issuers and the Initial Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.  The relative fault of the Issuers and the Initial Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Initial Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Issuers, the Initial Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Issuers or any Guarantor, and each person, if any, who controls the Issuers or any Initial Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers and the Initial Guarantors.

SECTION 10.                     Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by Wells Fargo by notice given to the Issuers if at any time:  (i) trading or quotation in any of the Partnership’s securities shall have been suspended or limited by the Commission or by the NASDAQ Global Market, or trading in securities generally on either the NASDAQ Global Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of Wells Fargo is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities.  Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Issuers or any Initial Guarantor to any Initial Purchasers, except that the Issuers and the Initial Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Issuers or the Initial Guarantors, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11.                     Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Issuers, the Initial

Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Issuers, any Initial Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.                     Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Wells Fargo Securities, LLC
375 Park Avenue
New York, New York  10152

Attention:

with a copy to:

Mayer Brown LLP
700 Louisiana, Suite 3400

Houston, Texas 77002
Attention: William S. Moss III

John P. Berkery

If to the Issuers or the Initial Guarantors:

Exterran Partners, L.P.
16666 Northchase Drive,

Houston, Texas 77060
Attention: Donald C. Wayne, Senior Vice President and General Counsel

with a copy to:

Vinson & Elkins L.L.P.

First City Tower
1001 Fannin Street, Suite 2500

Houston, Texas 77002
Attention: Doug McWilliams

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the initial purchasers to properly identify their respective clients.

SECTION 13.                     Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14.                     Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by Wells Fargo on behalf of the Initial Purchasers, and any such action taken by Wells Fargo shall be binding upon the Initial Purchasers.

SECTION 15.                     Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.                     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)                                 Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(b)                                 Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the competent federal courts of the United States of America located in the City and County of New York or the competent courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(c)                                  Waiver of Jury Trial.  The parties hereto each hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.                               Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers or the Issuers shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.  As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17.  Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18.                     No Advisory or Fiduciary Responsibility.  Each of the Issuers and the Initial Guarantors acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuers and the Initial Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Issuers and the Initial Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Issuers, and the Initial Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii)  no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuers and the Initial Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Issuers and the Initial Guarantors on other matters) or any other obligation to the Issuers and the Initial Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial

Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers and the Initial Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Issuers and the Initial Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers, the Initial Guarantors and the several Initial Purchaser, or any of them, with respect to the subject matter hereof.  The Issuers and the Initial Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers and the Initial Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19.                     General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
ISSUERS

EXLP FINANCE CORP.

	By:	/s/ David S. Miller
		Name:	David S. Miller
		Title:	Senior Vice President and
Chief Financial Officer

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

	By:	/s/ David S. Miller
		Name:	David S. Miller
		Title:	Senior Vice President and
Chief Financial Officer

[Purchase Agreement Signature Page]

INITIAL GUARANTORS

EXLP OPERATING LLC,
as Guarantor

By:	Exterran Partners, L.P., its sole member

By:	Exterran General Partner, L.P., its general partner

By:	Exterran GP LLC, its general partner

By:	/s/ David S. Miller
	Name:	David S. Miller
	Title:	Senior Vice President and
Chief Financial Officer

EXLP LEASING LLC,
as Guarantor

By:	EXLP Operating LLC, its sole member

By:	Exterran Partners, L.P., its sole member

By:	Exterran General Partner, L.P., its general partner

By:	Exterran GP LLC, its general partner

By:	/s/ David S. Miller
	Name:	David S. Miller
	Title:	Senior Vice President and
Chief Financial Officer

[Purchase Agreement Signature Page]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

WELLS FARGO SECURITIES, LLC

Acting on behalf of itself
and as the Representative of
the several Initial Purchasers.

By:	/s/ Matthew R. Reault
Name:	Matthew R. Rheault
Title:	Vice President

[Purchase Agreement Signature Page]

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Wells Fargo Securities, LLC	$102,084,000
Credit Agricole Securities (USA) Inc.	33,723,000
J.P. Morgan Securities LLC	33,723,000
RBC Capital Markets, LLC	33,723,000
RBS Securities Inc.	33,723,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	29,167,000
SMBC Nikko Capital Markets Limited	14,583,000
BB&T Capital Markets, a division of BB&T Securities, LLC	10,938,000
Mitsubishi UFJ Securities (USA), Inc.	10,938,000
PNC Capital Markets LLC	10,938,000
Regions Securities LLC	10,938,000
Scotia Capital (USA) Inc.	10,938,000
Goldman, Sachs & Co.	7,292,000
Raymond James & Associates, Inc.	7,292,000

Total	$350,000,000

EXHIBIT A

FORM OF OPINION OF ISSUERS’ COUNSEL

(i)                                     Each of the Partnership Entities has been duly formed and is validly existing and is in good standing as a limited partnership, limited liability company or corporation, as applicable, under the laws of the state of Delaware and has full limited liability company, limited partnership or corporate power and authority, as applicable, necessary to conduct its business as described in each of the Pricing Disclosure Package and the Offering Memorandum.  Each of the Partnership Entities is duly qualified to transact business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction set forth opposite its name on Annex I to this opinion.

(ii)                                  The General Partner has all partnership power and authority to act as general partner of the Partnership in all material respects as described in the Pricing Disclosure Package and the Offering Memorandum.  GP LLC has full limited liability company power and authority to act as general partner of the General Partner in all material respects as described in the Pricing Disclosure Package and the Offering Memorandum.

(iii)                               GP LLC is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement; and GP LLC owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP LLC as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the EXH Credit Agreement.

(iv)                              The General Partner is the sole general partner of the Partnership with a 1.991% interest in the Partnership and owns all the Incentive Distribution Rights of the Partnership; such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all Liens (except for restrictions on transferability as described in the Offering Memorandum or set forth in the Partnership Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(v)                                 The Partnership owns 100% of the outstanding capital stock of Finance Corp.; such capital stock is duly authorized and validly issued in accordance with the Finance Corp. Charter Documents and is fully paid and nonassessable; and the Partnership owns such capital stock free and clear of all Liens (i) in respect of which a financing statement under the Uniform

Exhibit A-1

Commercial Code of the State of Delaware naming the Partnership as a debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL or the EXLP Credit Agreement.

(vi)                              The Partnership owns 100% of the outstanding limited liability company interests of EXLP Operating; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of EXLP Operating and are fully paid and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the EXLP Credit Agreement.

(vii)                           EXLP Operating owns 100% of the outstanding limited liability company interests of EXLP Leasing; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of EXLP Leasing and are fully paid and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and EXLP Leasing owns such limited liability company interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the EXLP Credit Agreement.

(viii)                        The Issuers have all requisite corporate or limited partnership power and authority, as appropriate, to execute, deliver and perform their obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Exchange Notes and to issue and sell the Notes and to issue the Exchange Notes.  Each of the Initial Guarantors has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Guarantees and the Exchange Guarantees.

(ix)                              The Purchase Agreement has been duly and validly authorized, executed and delivered by the each of the Issuers and the Initial Guarantors.

(x)                                 The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers and the Initial Guarantors, and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) is a valid and legally binding agreement of each of the Issuers and Initial Guarantors, enforceable against each of them in accordance with its terms; provided that, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability

Exhibit A-2

is considered in a proceeding in equity or a law) and (ii) public policy and an implied covenant of good faith and fair dealing.

(xi)                              The Indenture has been duly authorized, executed and delivered by each of the Issuers and the Initial Guarantors, and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and legally binding agreement of each of the Issuers and the Initial Guarantors, enforceable against each of them in accordance with its terms; provided that, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or a law) and (ii) public policy and an implied covenant of good faith and fair dealing.

(xii)                           The Notes and the Guarantees have been duly authorized by each of the Issuers and the Initial Guarantors, respectively, the Global Notes are substantially in the form contemplated by the Indenture and have been validly executed by each of the Issuers and, when the Notes have been duly authenticated by the Trustee in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchasers under this Agreement and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Notes and the Guarantees will constitute valid and binding obligations of the Issuers and the Initial Guarantors, respectively, enforceable against them in accordance with their respective terms, and will be entitled to the benefits of the Indenture, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or a law) and (ii) public policy and an implied covenant of good faith and fair dealing.

(xiii)                        The Exchange Notes and the Exchange Guarantees have been duly authorized by the Issuers and the Initial Guarantors, respectively, and, when the Exchange Notes have been validly issued, executed and delivered by the Issuers and duly authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes and the Exchange Guarantees will constitute valid and binding obligations of the Issuers and the Initial Guarantors, respectively, enforceable against them in accordance with their respective terms, and will be entitled to the benefits of the Indenture, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or a law) and (ii) public policy and an implied covenant of good faith and fair dealing.

(xiv)                       The Partnership Agreement has been duly authorized, executed and delivered by the Partnership Entities that are parties thereto and is a valid and legally binding agreement of the Partnership Entities that are parties thereto, enforceable against such parties in accordance with its terms; provided that, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability

Exhibit A-3

is considered in a proceeding in equity or a law) and (ii) public policy and an implied covenant of good faith and fair dealing.

(xv)                          None of (i) the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby by each of the Issuers and the Initial Guarantors party thereto and (ii) the application of the proceeds from the sale of the Notes as described under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum (A) constitutes or will constitute a violation of the Organizational Documents of any of the Issuers or the Initial Guarantors, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any document filed as an exhibit to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 or any Current Report on Form 8-K filed by the Partnership after December 31, 2012, (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas, the laws of the State of New York or federal law or any order, judgment, decree or injunction of any court or governmental agency or other authority known to such counsel having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party, or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Issuers or the Initial Guarantors, which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would have a Material Adverse Change or materially impair the ability of any of the Issuers or the Initial Guarantors to consummate the transactions provided for in the Transaction Documents; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

(xvi)                       Subject to the assumptions contained in paragraph (xviii), no permit, consent, approval, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, DGCL, the laws of the State of Texas, the laws of the State of New York or federal law is required to be obtained or made by the Issuers and the Initial Guarantors in connection with the issuance and sale of the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees, the execution, delivery and performance by the Issuers and the Initial Guarantors of the Transaction Documents, the application of the proceeds from the sale of the Notes as described under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum or the consummation of the transactions contemplated hereby and thereby, except (i) for the filing of a registration statement by the Issuers with the Commission pursuant to the Securities Act and the qualification of the Indenture under the Trust Indenture Act as required by the Registration Rights Agreement, (ii) such consents as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Notes by the Initial Purchasers,  (iii) such filings required to be made under the Exchange Act, (iv) for such consents that have been obtained or made, (v) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, or (iv) as disclosed in the Pricing Disclosure Package.

Exhibit A-4

(xvii)       The description of each Transaction Document included in each of the Pricing Disclosure Package and the Offering Memorandum is accurate in all material respects; the statements in each of the Pricing Disclosure Package and the Offering Memorandum under the headings “Certain United States Federal Income and Estate Tax Considerations,” and “Business—Environmental and Other Regulations” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, are accurate and fairly summarize the matters described therein in all material respects.

(xviii)      Assuming without independent investigation, (a) that the Notes are sold to the Initial Purchasers, and initially resold by the Initial Purchasers, in accordance with the terms of and in the manner contemplated by, the Purchase Agreement and the Offering Memorandum; (b) the accuracy of the representations and warranties of the Issuers and the Initial Guarantors set forth in this Agreement and in those certain certificates delivered on the date hereof; (c) the accuracy of the representations and warranties of the Initial Purchasers set forth in this Agreement; and (d) the due performance and compliance by the Issuers, the Initial Guarantors and the Initial Purchasers of their respective covenants and agreements set forth in this Agreement, it is not necessary to register the Notes under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act in connection with the issuance and sale of the Notes by the Issuers to the Initial Purchasers or in connection with the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum, it being expressly understood that we express no opinion in this paragraph (xvi) as to any subsequent offer or resale of any of the Notes.

(xix)        None of the Partnership Entities as of the Closing Date is, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be, as a result thereof, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xx)         The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(xxi)        To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Offering Memorandum but are not so described as required.

In rendering such opinion, such counsel may (i) rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on the representations and warranties contained in the Purchase Agreement, certificates of responsible officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine,

Exhibit A-5

(iii) state that their opinions are limited to matters governed by the federal laws of the United States of America, the laws of the States of Texas and New York,  the Delaware LLC Act, the Delaware LP Act and the DGCL, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership, limited liability company or corporation, as the case may be, of certain of the Partnership Entities,  state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of such jurisdiction (each of which will be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to the Representative), (v) assume that all parties to the Transaction Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents, and (vi) state that they express no opinion with respect to (A) permits to own or operate any personal or real property or (B) state or local taxes or tax statutes to which any of the limited partners of any of the Partnership Entities may be subject.  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, the independent public accountants of the Partnership and your representatives, at which the contents of the Pricing Disclosure Package and the Offering Memorandum and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Pricing Disclosure Package and the Offering Memorandum (except to the extent specified in paragraph xvii), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A)          the Pricing Disclosure Package, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(B)          the Offering Memorandum, as of its date or as of the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express opinion with respect to (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the independent public accountants’ report thereon or (ii) the other financial or accounting data contained in or omitted from, the Pricing Disclosure Package or the Offering Memorandum and (iii) the representations and warranties and other statements of fact included in the exhibits to the Purchase Agreement.

Exhibit A-6

ANNEX I

Resale Pursuant to Regulation S or Rule 144A.  Each Initial Purchaser understands that:

Such  Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act.  Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1